HUBBELL INCORPORATED
PERFORMANCE SHARE AWARD
HUBBELL INCORPORATED 2005 INCENTIVE AWARD PLAN

Grant: Performance Shares	Name:
Grant Date: December 3, 2007	Signature:

Performance Period: January 1, 2008 — December 31, 2010

Effective on the Grant Date Hubbell Incorporated (the “Company”) has granted to you an award (the “Award”) of Performance Shares (the “Performance Shares”) in the amount set forth above, which is your “target.” Each Performance Share represents the right to receive a share of the Company’s Class B Common Stock (the “Common Stock”) subject to the fulfillment of the conditions set forth below. This Award is made pursuant to the terms of the Hubbell Incorporated 2005 Incentive Award Plan (the “Plan”) and is subject to all of the terms and conditions contained therein.

On any date, one Performance Share has a value equal to the Fair Market Value of one share of Common Stock. Unless and until a Performance Share is earned, you will have no right to any shares of Common Stock. Prior to actual payment vested Performance Shares represent only an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

The number of Performance Shares actually earned, and therefore the number of shares of Common Stock to be delivered will be measured on the last day of the Performance Period according to Exhibit A hereto. Notwithstanding the foregoing, the target number of Performance Shares will be considered earned and Common Stock equivalent to the target payable upon a Change in Control or your death or disability while employed with the Company during the Performance Period. “Disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least 12 months, as reasonably determined by the Board of Directors in its discretion.

If during the Performance Period your termination of employment is other than by reason of death, disability or Cause on or after age 55 and the sum of your age and service with the Company equals or exceeds 70 (a “retirement”) you will be eligible to receive the number of Performance Shares you would have received if you had not retired prior to the end of the Performance Period multiplied by a fraction, the denominator of which is 36 and the numerator of which is the number of months elapsed during the Performance Period to the date of your retirement. For this purpose “Cause” means (i) misconduct which is reasonably deemed to be prejudicial to the interest of the Company, (ii) utilization or disclosure of confidential information of the Company (or of any other entity learned in the course of your job) for reasons unrelated to your employment with the Company, (iii) willful failure to perform the material duties of your job, (iv) fraud in connection with the business affairs of the Company regardless of whether said conduct is designed to defraud the Company or otherwise, (v) violation of material policies of the Company, (vi) violation of any fiduciary duty owed to the Company, or (vii) conviction of, plea of no contest or guilty to a felony or other crime involving moral turpitude. Cause shall be determined by the Committee (or such officer of the Company as the Committee may delegate such authority) in its sole and exclusive discretion.

In the event of the termination of your employment or service with the Company and all of its Subsidiaries for any reason other than death, disability or retirement, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without Cause or by mutual agreement prior to the last day of the Performance Period, you will forfeit all rights to the Performance Shares.

A Performance Share shall be considered earned and payable only after the Committee has certified as to the number of Performance Shares to be delivered according to Exhibit A. Such certification and payment of Performance Shares shall occur no later than March 15 of the year following the last day of the Performance Period.

Once a Performance Share is considered earned and payable, the Company will cause to be issued the appropriate number of shares of Common Stock payable thereunder. Such shares will be issued in book form, unless you request the shares be issued in certificate form.

The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including your FICA obligation) required by law to be withheld with respect to any taxable event arising from this Award. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares Common Stock otherwise to be delivered with a fair market value equal to the minimum amount of the tax withholding obligation, (ii) surrendering to the Company previously owned shares of Common Stock with a Fair Market Value equal to the minimum amount of t he tax withholding obligation, (iii) withholding from other cash compensation or (iv) paying the amount of the tax withholding obligation directly to the Company in cash; provided, however, that if the tax obligation arises during a period in which you are prohibited from trading under any policy of the Company or by reason of the Exchange Act, then the tax withholding obligation shall automatically be satisfied in accordance with subsection (i) of this paragraph.

The Performance Shares or any right or interest therein or part thereof are not transferable except by will or the laws of descent and distribution.

Until delivery of the Common Stock upon payment of the Performance Shares, you have no rights or privileges of a stockholder of the Company by reason of this Award.

Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate your services at any time, nor confer upon you the right to continue in the service of the Company or any Subsidiary.

This Award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of this Award under the Plan is a one-time benefit and does not create any contractual or other right to receive awards of performance shares or other benefits in lieu of performance shares in the future. Future awards of performance shares, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

HUBBELL INCORPORATED

By:

Its:

EXHIBIT A

The actual number of Shares that may be received will be determined upon satisfaction of two performance criteria.

50% of the Performance Shares will be determined based upon Hubbell’s total shareholder return (“TSR”) over the Performance Period as compared to the TSR for companies who comprise the Standard & Poor’s Mid-Cap 400 Index (the “Index”) over the Performance Period (the “TSR Criteria”). The number of shares paid out based on the TSR Criteria will be determined based on Hubbell’s relative ranking per the following schedule expressing actual award as a percent of target award. The performance and payouts will be rounded to the nearest percentage.

TSR Criteria Performance	Payout (1)
Total Shareholder Return between 80th and 100th%ile of Index	200%
Total Shareholder Return between 70th and 80th%ile of Index	167%-200%
Total Shareholder Return between 60th and 70th%ile of Index	133%-167%
Total Shareholder Return between 50th and 60th%ile of Index	100%-133%
Total Shareholder Return between 40th and 50th%ile of Index	67%-100%
Total Shareholder Return between 35th and 40th%ile of Index	50%-67%
Total Shareholder Return between 35th and 100th%ile of Index	0%

(1) For every %ile increase in performance, the payout will increase 3.33%

50% of the Performance Shares will be determined based upon improvement in the Company’s operating margins (operating income/net sales) over the Performance Period (“Margin Criteria”), according to the following chart:

Margin Criteria Performance	Payout (2)
Below 250BP	0%
250 BP	50%
275 BP	75%
300 BP	100%
325 BP	125%
350 BP	150%
375 BP	175%
400 BP	200%
Above 400 BP	200%

(2) For every single basis point improvement, the payout will increase by one percent.